UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

   NCR CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard Duluth, Georgia 30096 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

As previously disclosed, on November 10, 2014, NCR Corporation (the “Company”) entered into an agreement (the “Agreement”) with Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Mr. Richard T. McGuire III (collectively, the “Marcato Group”), pursuant to which the Company agreed to appoint Mr. McGuire to the Company’s Board of Directors (the “Board”). Pursuant to the Agreement, Mr. McGuire agreed to resign from the Board seven business days prior to the end of the last day that the Company’s stockholders may timely notify the Company of a nomination or proposal to be properly brought before the Company’s 2016 annual meeting of stockholders pursuant to the Company’s Bylaws (which is November 13, 2015). However, the Agreement provides that the Company and Marcato may mutually agree to extend Mr. McGuire’s term on the Board for an additional year.

On November 3, 2015, the Company and the Marcato Group entered into an Extension Agreement (the “Extension”), pursuant to which they extended the term of the Agreement and Mr. McGuire’s term on the Board for an additional year. As a result of the extension, the Agreement will terminate seven business days prior to the end of the last day that the Company’s stockholders may timely notify the Company of a nomination or proposal to be properly brought before the Company’s 2017 annual meeting of stockholders pursuant to the Company’s Bylaws (which is expected to be in late October or early November 2016) or on such earlier date when Mr. McGuire ceases to serve as a director of the Company. All other terms of the Agreement remain in full force and effect.

A copy of the Extension Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

99.1
Extension Agreement by and among NCR Corporation, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Richard T. McGuire III, dated November 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

	By:	/s/ Edward Gallagher
		Name:	Edward Gallagher
Date: November 4, 2015		Title:	Senior Vice President, General Counsel and Corporate Secretary

Index to Exhibits

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Description

99.1
Extension Agreement by and among NCR Corporation, Marcato Capital Management LP, Marcato, L.P., Marcato II, L.P., Marcato International Master Fund, Ltd. and Richard T. McGuire III, dated November 3, 2015